Exhibit 10.2

FORM OF

SENSATA TECHNOLOGIES HOLDING N.V.

2010 EQUITY INCENTIVE PLAN

ARTICLE I

ESTABLISHMENT AND PURPOSE; ADMINISTRATION

1.1 Establishment. Sensata Technologies Holding N.V., a public limited liability company incorporated under the laws of the Netherlands (the “Company”), hereby establishes an equity incentive plan to be known as the “Sensata Technologies N.V. 2010 Equity Incentive Plan” (the “Plan”). The Plan shall become effective as of March 8, 2010 (the “Effective Date”) concurrent with its adoption by the Company’s management board (the “Board”) on such date.

1.2 Purpose. The Plan is intended to promote the long-term growth and profitability of the Company and its Subsidiaries by providing those Persons who are or will be involved in the Company’s and its Subsidiaries’ growth with an opportunity to acquire an ownership interest in the Company, thereby encouraging such Persons to contribute to and participate in the success of the Company and its Subsidiaries. Under the Plan, the Company may make Awards (as defined in Section 3.1) to such present and future officers, directors, employees (including Persons to whom an offer of employment has been extended), consultants, and advisors of the Company or its Subsidiaries as may be selected in the sole discretion of the Committee (collectively, “Participants”). Participation in the Plan is voluntary.

1.3 Administration. The Plan shall be administered by the Committee; provided that the Board may, in its discretion, at any time and from time to time, resolve that certain specified actions or determinations of the Committee shall require the approval of the Board, in which case, solely with respect to such specified actions and determinations, the term “Committee” shall be deemed to mean the recommendation of the Committee, as approved by the Board, for all purposes herein; and provided further that the Board may, in its discretion, at any time and from time to time, resolve to administer the Plan, in which case the term “Committee” shall be deemed to mean the Board for all purposes herein. The Committee shall have the power and authority to prescribe, amend and rescind rules and procedures governing the administration of this Plan, including, but not limited to the full power and authority (a) to interpret the terms of this Plan, the terms of any Awards made under this Plan, and the rules and procedures established by the Committee governing any such Awards, (b) to determine the rights of any person under this Plan, or the meaning of requirements imposed by the terms of this Plan or any rule or procedure established by the Committee, (c) to select Participants for Awards under the Plan, (d) to determine the number of Ordinary Shares to be covered by each Award granted under this Plan, (e) to determine the amount of cash to be covered by each Award granted under his Plan, (f) to determine whether, to what extent and under what circumstances grants of Options and other Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of this Plan; (g) to determine whether and under what circumstances an Option may be settled in cash, Ordinary Shares and/or Restricted Securities under Section 4.6(a), (h) to determine whether an Option is an Incentive Stock Option or Non-Qualified Stock Option, (i) to establish performance and vesting standards, (j) to impose such limitations, restrictions and conditions upon such Awards as it shall deem appropriate, (k) to modify, extend or renew an Award, provided, however, that such action does not subject the Award to Section 409A of the Code without the consent of the Participant, and does not disqualify an awarded intended to be performance-based under Section 162(m) from being performance-based, (l) to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (m) to correct any defect or omission or reconcile any inconsistency in the Plan, and (n) to make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan, subject to such limitations as may be imposed by the Code or other applicable law and except as specifically provided by this Plan. Each action of the Board shall be binding on all persons. The Board may, to the extent permissible by law, delegate any of its authority hereunder to such persons as it deems appropriate, so long as such delegation does not result in awards intended to be performance-based from being disqualified as such under Section 162(m). The expenses of the Plan shall be borne by the Company. The Company shall not be required to establish any special or separate fund or make any other segregation of assets to assume the obligations pursuant to any Award made under the Plan, and rights to any payment in connection with such Awards shall be no greater than the rights of the Company’s general creditors.

ARTICLE II

DEFINITIONS

As used in this Plan, unless otherwise specified in an Award Agreement, the following terms shall have the meanings set forth below:

“Affiliate” of a Person means any other Person, entity or investment fund controlling, controlled by, or under common control with such Person and, in the case of a Person which is a partnership, any partner of such Person.

“Award Agreement” means a notice from the Company to a Participant, or a written agreement between the Company and a Participant, in either case setting forth the terms, conditions, and limitations applicable to an Award, as amended from time to time. All Award Agreements shall be deemed to include all of the terms and conditions of the Plan, except to the extent otherwise approved by the Board and set forth in an Award Agreement.

“Award Securities” means, with respect to a Participant, any Restricted Securities issued to such Participant hereunder, any Ordinary Shares issued to such Participant upon exercise of any Options granted hereunder, and any Ordinary Shares issued to such Participant in connection with any other Award made under the Plan. For all purposes of this Plan, Award Securities will continue to be Award Securities in the hands of any holder other than a Participant (except for the Company and purchasers pursuant to a Public Sale), and each such other holder of Award Securities will succeed to all rights and obligations attributable to such Participant as a holder of Award Securities hereunder. Award Securities will also include Ordinary Shares issued with respect to Award Securities by way of a security split, security dividend or other recapitalization.

“Cause” means, for any Participant, the meaning given to such term in an employment or other similar agreement entered into by such Participant and the Company or any of its Affiliates on or after the Effective Date and approved by the Board (which meaning shall continue to apply whether or not such agreement ceases to be effective, unless and until Participant subsequently enters into a superseding employment or other similar agreement that contains a definition of

“Cause”, in which case the meaning in such superseding agreement shall apply), or, in the absence of any such agreement, it shall mean (i) the commission of, or indictment for, a felony or a crime involving moral turpitude or the commission of any other act or any omission to act involving dishonesty, disloyalty or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers, (ii) failure to perform duties as reasonably directed by the Board or such Participant’s supervisor(s), if any, (iii) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries, (iv) Detrimental Activity, or (v) any other material breach of the terms of this Plan, an Award Agreement or any other agreement with the Company or any of its Subsidiaries to which such Participant is a party.

“Change in Control” means (i) any transaction or series of transactions in which any Person (whether by merger, sale of securities, recapitalization, or reorganization) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing more than 50% of the total voting power in the Company, provided that the acquisition of additional securities by any Person that owns more than 50% of the voting power prior to such acquisition of additional securities shall not be a Change in Control, (ii) during any twelve-month period, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof, (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, and (iv) a sale or disposition of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis; provided, that in any instance where an Award is treated as deferred compensation within the meaning of Section 409A of the Code, “Change in Control” shall mean a “change in control” as defined in Section 409A(a)(2)(v) of the Code and the guidance issued thereunder.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

“Committee” means the Compensation Committee of the Board.

“Detrimental Activity” means any breach of any confidentiality, non-compete, non-solicitation or similar agreement with the Company or any of its Subsidiaries (in each case including any such provision included in an Award Agreement or other agreement), or any arrangement dealing with ownership or protection of the Company’s and its Subsidiaries’ proprietary rights.

“Disability” means, with respect to any Participant, the meaning given to such term in an employment or other similar agreement entered into by such Participant and the Company or any of its Affiliates on or after the Effective Date and approved by the Board (which meaning shall continue to apply whether or not such agreement ceases to be effective, unless and until Participant subsequently enters into a superseding employment or other similar agreement that contains a definition of “Disability”, in which case the meaning in such superseding agreement shall apply), or, in the absence of any such agreement, it shall mean such Participant’s incapacity due to physical or mental illness, which incapacity makes Participant eligible to receive disability benefits under the Company’s or its Subsidiaries’ long-term disability plans or any equivalent thereof; provided, that in any instance where an Award is treated as “deferred compensation” within the meaning of Section 409A of the Code, “Disability” shall be interpreted consistently with the meaning of Section 409A(a)(2)(C) of the Code and guidance issued thereunder.

“Dutch Financial Supervision Act” means the Dutch Act on the Financial Supervision (Wet op het financieel toezicht), including the rules and regulations promulgated thereunder.

“Fair Market Value” of an Ordinary Share of the Company means, as of the date in question, the officially-quoted closing selling price of the Ordinary Shares (or if no selling price is quoted, the bid price) on the principal securities exchange or market on which the Ordinary Shares are then listed for trading (including, for this purpose, the New York Stock Exchange or the Nasdaq National Market) (the “Market”) for the applicable trading day or, if the Ordinary Shares are not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Ordinary Shares determined in good faith by the Board using any reasonable method; provided, however, that when shares received upon exercise of an Option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.

“Incentive Stock Option” means an option conforming to the requirements of Section 422 of the Code and/or any successor thereto.

“Initial Public Offering” means the initial public offering and sale of Ordinary Shares pursuant to an effective registration statement under the Securities Act.

“Non-Qualified Stock Option” means any Option awarded under the Plan that is not an Incentive Stock Option.

“Ordinary Shares” means the Company’s Ordinary Shares, par value €0.01 per share, or in the event that the outstanding shares of ordinary share capital are hereafter recapitalized, converted into or exchanged for different stock or securities of the Company, such other stock or securities.

“Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable based on one or more of the performance goals set forth in Exhibit A hereto.

“Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a government or any branch, department, agency, political subdivision or official thereof.

“Public Sale” means any sale pursuant to a registered public offering under the Dutch Financial Supervision Act, the Securities Act, or any similar securities law applicable outside of the Netherlands or the United States, or any sale to the public through a broker, dealer or market maker pursuant to Rule 144 promulgated under the Securities Act or any similar exemption under the Dutch Financial Supervision Act or other securities law applicable outside of the United States.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Subsidiary” means any corporation, partnership, limited liability company, or other entity in which the Company owns, directly or indirectly, stock or other equity securities or interests possessing 50% or more of the total combined voting power of such entity.

“Termination Date” means the date on which a Participant is no longer employed by the Company or any of its Subsidiaries for any reason. For the avoidance of doubt, a Participant’s Termination Date shall be considered to be the last date of his actual and active employment with the Company or one of its Subsidiaries, whether such day is selected by agreement with the Participant or unilaterally by the Company or such Subsidiary and whether advance notice is or is not given to the Participant; no period of notice that is or ought to have been given under applicable law in respect of the termination of employment will be taken into account in determining entitlement under the Plan.

“Transfer” means any direct or indirect sale, transfer, assignment, pledge, encumbrance or other disposition (whether with or without consideration and whether voluntary or involuntary or by operation of law, including to the Company or any of its Subsidiaries) of any interest.

ARTICLE III

AWARDS AND ELIGIBILITY

3.1 Awards. Awards under the Plan (“Awards”) may be granted in any of the following forms: (i) options to purchase Ordinary Shares pursuant to the Plan (“Options”), (ii) rights pursuant to an Award granted under Article V herein (“Stock Appreciation Rights”), (iii) Ordinary Shares pursuant to the Plan and subject to certain restrictions under Article VI herein (“Restricted Securities”), (iv) Awards granted to a Participant pursuant to the Plan contingent upon achieving certain Performance Goals (“Performance Awards”), (v) Awards granted pursuant to the Plan which are valued in whole or in part by reference to, or are payable in or otherwise based on, Ordinary Shares, including, without limitation, an Award valued by reference to an Affiliate (“Other Stock-Based Awards”), (vi) other cash-based Awards pursuant to the Plan which are payable in cash at such time or times and subject to the terms and conditions as determined by the Committee in its sole discretion (“Other Cash-Based Awards”) and (vii) any combination thereof. Unless the Committee determines otherwise, each grant of any Awards shall be evidenced by a written Award Agreement containing such restrictions, terms and conditions, if any, as the Committee may require; provided that if there is any conflict between any provision of the Plan and any provision approved by the Committee and expressly set forth in an Award Agreement, such express provisions of the Award Agreement shall govern.

3.2 Maximum Securities Available.

(a) Subject to adjustments as provided in Section 3.2(c), an aggregate of 5,000,000 Ordinary Shares may be issued pursuant to the Plan. Such Ordinary Shares may be in whole or in part authorized and unissued or held by the Company as treasury shares. If any Award under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Ordinary Shares, then such unpurchased, forfeited, tendered or withheld Ordinary Shares may thereafter be available for further Awards under the Plan as the Committee shall determine. Without limiting the generality of the foregoing provisions of this Section 3.2(a) or any other section of this Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Committee may, in its sole discretion, determine, enter into agreements (or take other actions with respect to the Awards) for new Awards containing terms (including exercise prices) more (or less) favorable than the outstanding Awards. The maximum number of Incentive Stock Options that may be issued pursuant to the Plan shall be 5,000,000.

(b) Individual Participant Limitations. To the extent required by Section 162(m) of the Code for Awards under the Plan intended to qualify as “performance-based compensation,” (i) the Committee shall not grant to any one Participant, in any one calendar year, Options or Stock Appreciation Rights or Restricted Securities, or Other Stock-Based Awards for which the grant of such Award is subject to the attainment of Performance Goals, to purchase a number of Ordinary Shares in excess of 50% of the total number of Ordinary Shares authorized under the Plan pursuant to Section 3.2(a), and (ii) the maximum value of a cash payment made under an Other Cash-Based Award to any one Participant in any one calendar year shall not exceed $5,000,000, in each case, unless otherwise provided for in an Award Agreement.

(c) Adjustments.

(i) In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment as it deems appropriate, in its sole discretion, in the number and kind of Ordinary Shares or other property available for issuance under the Plan (including, without limitation, the total number of Ordinary Shares available for issuance under the Plan pursuant to Section 3.2(a)), in the number and kind of Options, Stock Appreciation Rights, Restricted Securities, Ordinary Shares or other property covered by Awards previously made under the Plan, and in the exercise price of outstanding Options and Stock Appreciation Rights. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company’s obligations regarding Awards that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash).

(ii) Without limitation of the foregoing, in connection with any transaction of the type specified by clause (iii) of the definition of a Change in Control in Article II, the Committee may, in its discretion, (i) cancel any or all outstanding Options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to such transaction if their Options had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to the Option holders pursuant to such transaction if their Options had been fully exercised immediately prior thereto would be equal to or less than the aggregate exercise price that would have been payable therefor, cancel any or all such Options for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee’s discretion.

3.3 Eligibility.

(a) General Eligibility. The Committee may, from time to time, select the Participants who shall be eligible to participate in the Plan and the Awards to be made to each such Participant. The Committee may consider any factors it deems relevant in selecting Participants and in making Awards to such Participants. The Committee’s determinations under the Plan (including, without limitation, determinations of which Persons are to receive Awards and in what amount) need not be uniform and may be made by it selectively among Persons who are eligible to receive Awards under the Plan.

(b) Incentive Stock Options. Notwithstanding the foregoing, only employees of the Company and its Subsidiaries (as defined for this purpose in Section 424(f) of the Code or any successor thereto) are eligible to be granted Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee in its sole discretion.

(c) Securities Laws. In connection with the grant of any Awards under the Plan or any issuance of any Award Securities, the Company will comply with applicable securities laws, including, to the extent applicable, the Securities Act and the Dutch Financial Supervision Act, and the rules and regulations promulgated thereunder. In furtherance of the foregoing, the Committee may, in its sole discretion, establish certain conditions for the grant of any Awards under the Plan including, without limitation, the time schedule upon which Awards may be granted, and the Committee will take into account any such established conditions, to the extent applicable, when granting or making any other determinations with respect to Awards under the Plan.

3.4 No Right to Continued Employment; No Entitlement to Future Awards. Nothing in this Plan or (in the absence of an express provision to the contrary) in any Award Agreement, as applicable, shall confer on any Participant any right to continue in the employment of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries to terminate such Participant’s employment at any time for any reason or to continue such Participant’s present (or any other) rate of compensation. The grant of an Award to any

Participant shall not create any rights in such Participant to any subsequent Awards by the Company, no Award hereunder shall be considered a condition of such Participant’s employment, and no profit with respect to an Award shall be considered part of such Participant’s salary or compensation under any severance statute or other applicable law.

3.5 Exchange of Prior Awards. In connection with any new Award, the Committee shall have the right, at its discretion, to condition a Participant’s receipt of such new Award on the requirement that such Participant return to the Company Awards previously granted to him or her under the Plan. Subject to the provisions of the Plan, such new Award shall be upon such terms and conditions as are specified by the Committee at the time the new Award is made.

ARTICLE IV

OPTIONS

4.1 Options. The Committee shall have the right and power to grant to any Participant, at any time prior to the termination of this Plan, Options in such quantity, at such price, on such terms and subject to such conditions that are consistent with this Plan and established by the Committee. The Committee may choose to grant, in its sole discretion, Incentive Stock Options and/or Non-Qualified Stock Options. All Options granted under this Plan shall be in the form described in this Article IV, or in such other form or forms as the Committee may determine, and shall be subject to such additional terms and conditions and evidenced by Award Agreements, as shall be determined from time to time by the Committee. Except as otherwise set forth in an Award Agreement, Options shall be subject to all of the terms and conditions contained in this Plan.

4.2 Incentive Stock Options. It is the Company’s intent that Non-Qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such non-qualification, the Option represented thereby shall be regarded as a Non-qualified Stock Option duly granted under the Plan, provided that such Option otherwise meets the Plan’s requirements for Non-qualified Stock Options

4.3 Vesting of Options.

(a) The Committee shall determine the terms and conditions upon which each Option becomes exercisable which may but need not include, without limitation, time vesting and/or performance vesting. Options shall be exercisable by a Participant only to the extent that they are vested. Except as provided for in Section 4.3(b), Options shall vest only so long as a Participant remains employed by the Company or one of its Subsidiaries.

(b) Vesting on Change in Control. Unless otherwise specified in an Award Agreement, in the event of a Change in Control, if a Participant is terminated without Cause within 24 months thereafter, all of such Participant’s Options shall be considered 100% vested.

4.4 Normal Expiration. The term during which each Option may be exercised shall be determined by the Committee, but if required by the Code and except as otherwise provided herein, no Option shall be exercisable in whole or in part more than ten years from the date it is granted, and no Incentive Stock Option granted to a Participant who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries shall be exercisable more than five years from the date it is granted. All rights to purchase Ordinary Shares pursuant to an Option shall, unless sooner terminated, expire at the date designated by the Committee.

4.5 Expiration on Termination. Unless the Committee determines otherwise, if a Participant ceases to be employed by the Company and its Subsidiaries for any reason, then the portion of such Participant’s Options that have not fully vested as of the Termination Date shall expire at such time. Unless the Committee determines otherwise, the portion of a Participant’s Options that are not subject to vesting or that have fully vested as of such Participant’s Termination Date shall expire (i) 60 days after the Termination Date if such Participant ceases to be employed by the Company and its Subsidiaries for any reason other than termination with Cause or due to death or Disability, (ii) on the Termination Date if such Participant’s employment is terminated with Cause, and (iii) in the event such Participant dies or suffers a Disability, on the date that is six months after the date on which such Participant’s employment ceases due to such Participant’s death or Disability.

4.6 Exercise.

(a) Procedure for Exercise. Unless otherwise specified in an Award Agreement, at any time after all or any portion of a Participant’s Options have become vested and prior to their expiration, a Participant may exercise all or any specified portion of such vested Options by delivering written notice of exercise specifically identifying the particular Options to the third party service provider that has been appointed by the Company to administer the Awards (an “Exercise Notice”), together with (i) a written acknowledgment that such Participant has read and has been afforded an opportunity to ask questions of management of the Company regarding all financial and other information provided to such Participant regarding the Company and (ii) payment in full of the exercise price, in accordance with Section 4.6(b) or as otherwise determined by the Committee; provided that, for the avoidance of doubt, any participant who is also subject to Section 16 of the of the Securities Exchange Act of 1934, as amended (the “1934 Act”) must further comply with the notice procedures of the Company’s insider trading and disclosure policies as in effect from time to time.

(b) Payment.

(i) Unless the Committee determines otherwise, payment shall be made (A) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (B) by delivery of outstanding Ordinary Shares with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the Options’ exercise, (C) to the extent permitted by applicable law, by simultaneous sale through a broker reasonably acceptable to the Committee of Ordinary Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (D) by authorizing the Company to withhold from issuance a number of Ordinary Shares issuable upon exercise of the options which, when multiplied by the Fair Market Value of an Ordinary Share on the date of exercise, is equal to the aggregate exercise price payable with respect to the Options so exercised or (E) by any combination of the foregoing.

(ii) In the event a Participant elects to pay the exercise price payable with respect to an Option pursuant to clause (B) of Section 4.6(b)(i) above, (A) only a whole number of Ordinary Share(s) (and not fractional Ordinary Shares) may be tendered in payment, (B) such Participant must present evidence acceptable to the Company that he or she has owned any such Ordinary Shares tendered in payment of the exercise price (and that such tendered Ordinary Shares have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Ordinary Shares must be delivered to the Company. Delivery for this purpose may, at the election of the Participant, be made either by (A) physical delivery of the certificate(s) for all such Ordinary Shares tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the Participant’s broker to transfer, by book entry, of such Ordinary Shares from a brokerage account of the Participant to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Ordinary Shares, the difference, if any, between the aggregate exercise price payable with respect to the Option being exercised and the Fair Market Value of the Ordinary Shares tendered in payment (plus any applicable taxes) shall be paid in cash. No Participant may tender Ordinary Shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to the Option being exercised (plus any applicable taxes).

(iii) In the event a Participant elects to pay the exercise price payable with respect to an Option pursuant to clause (D) of Section 4.6(b)(i) above, only a whole number of Ordinary Share(s) (and not fractional Shares) may be withheld in payment. When payment of the exercise price is made by withholding of Ordinary Shares, the difference, if any, between the aggregate exercise price payable with respect to the Option being exercised and the Fair Market Value of the Ordinary Shares withheld in payment (plus any applicable taxes) shall be paid in cash. No Participant may authorize the withholding of Ordinary Shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to the Option being exercised (plus any applicable taxes). Any withheld Ordinary Shares shall no longer be issuable under such Option.

(c) Exercise Price. The exercise price of a Participant’s Options shall be specified in such Participant’s Award Agreement. Such exercise price shall be denominated in U.S. Dollars and determined based upon the currency exchange rate between Euros and U.S. Dollars as published in the Wall Street Journal on the date of grant of such Options (or at such other time as specified in an Award Agreement). The price per Ordinary Share deliverable upon the exercise of each Option (“exercise price”) shall not be less than 100% of the Fair Market Value of an Ordinary Share as of the date of grant of the Option, and in the case of the grant of any Incentive Stock Option to a Participant who, at the time of the Grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock as of the date of grant of the Option, in each case unless otherwise determined by the Committee and permitted by Section 422 of the Code or any successor thereto.

(d) Limitation on Repricing. To the extent required by applicable law or by rules and regulations of any exchange on which the Ordinary Shares are listed or traded, unless such action is approved by the Company’s stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 3.2(c)(i) and (2) the Committee may not cancel any outstanding Option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of Ordinary Shares and having an exercise price per share lower than the then-current exercise price per share of the cancelled Option.

4.7 Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of Ordinary Shares with respect to which Incentive Stock Options are exercisable for the first time by an eligible Participant during any calendar year under this Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent (as defined for this purpose in Section 424 of the Code or any successor thereto) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. Should any provision of this Plan not be necessary in order for the Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend this Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

4.8 Deferred Delivery of Award Securities. The Committee may in its discretion permit Participants to defer delivery of Award Securities acquired pursuant to a Participant’s exercise of an Option in accordance with the terms and conditions established by the Committee in the applicable Award Agreement, which shall be intended to comply with the requirements of Section 409A of the Code.

4.9 Rights as a Securityholder. Unless the Committee determines otherwise, a Participant holding Options shall have no rights as a securityholder with respect to any Award Securities issuable upon exercise thereof until the earlier of the date on which such Award Securities are identified on the share register(s) of the Company and the date on which a certificate is issued to such Participant representing such Award Securities. Except as otherwise expressly provided in the Plan or in any Award Agreement, no adjustment in respect of any Award Securities shall be made for cash dividends or other rights for which the record date is prior to the earlier of the date on which such Award Securities are identified on the share register(s) of the Company and the date on which a certificate is issued to such Participant representing such Award Securities.

ARTICLE V

STOCK APPRECIATION RIGHTS

5.1 Stock Appreciation Rights. The Committee shall have the right and power to grant to any Participant, at any time prior to the termination of this Plan, Stock Appreciation Rights, whether or not in tandem with Options, in such quantity, at such price, on such terms and subject to such conditions that are consistent with this Plan and established by the Committee. Stock Appreciation Rights granted under this Plan shall be in the form described in this Article V, or in such other form or forms as the Committee may determine, and shall be subject to such additional terms and conditions and evidenced by Award Agreements, as shall be determined from time to time by the Committee. Except as otherwise set forth in an Award Agreement, Stock Appreciation Rights shall be subject to all of the terms and conditions contained in this Plan.

5.2 Vesting of Stock Appreciation Rights.

(a) The Committee shall determine the terms and conditions upon which each Stock Appreciation Rights becomes exercisable which may but need not include, without limitation, time vesting and/or performance vesting. Stock Appreciation Rights shall be exercisable by a Participant only to the extent that they are vested. Except as provided for in Section 5.2(b), Stock Appreciation Rights shall vest only so long as a Participant remains employed by the Company or one of its Subsidiaries.

(b) Vesting on Change in Control. Unless otherwise specified in an Award Agreement, in the event of a Change in Control, if a Participant is terminated without Cause within 24 months thereafter, all of such Participant’s Stock Appreciation Rights shall be considered 100% vested.

5.3 Normal Expiration. The term during which each Stock Appreciation Right may be exercised shall be determined by the Committee, but if required by the Code and except as otherwise provided herein, no Stock Appreciation Right shall be exercisable in whole or in part more than ten years from the date it is granted.

5.4 Expiration on Termination. Unless the Committee determines otherwise, if a Participant ceases to be employed by the Company and its Subsidiaries for any reason, then the portion of such Participant’s Stock Appreciation Rights that have not fully vested as of the Termination Date shall expire at such time. Unless the Committee determines otherwise, the portion of a Participant’s Stock Appreciation Rights that are not subject to vesting or that have fully vested as of such Participant’s Termination Date shall expire (i) 60 days after the Termination Date if such Participant ceases to be employed by the Company and its Subsidiaries for any reason other than termination with Cause or due to death or Disability, (ii) on the Termination Date if such Participant’s employment is terminated with Cause, and (iii) in the event such Participant dies or suffers a Disability, on the date that is six months after the date on which such Participant’s employment ceases due to such Participant’s death or Disability.

5.5 Exercise; Payment. Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award Agreement. Unless otherwise specified in an Award Agreement, Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or Ordinary Shares (as chosen by the Board in its sole discretion) equal in value to the excess of the Fair Market Value of one Ordinary Share on the date that the right is exercised over the Fair Market Value of one Ordinary Share on the date that the right was awarded to the Participant.

5.6 Limitation on Repricing. To the extent required by applicable law or by rules and regulations of any exchange on which the Ordinary Shares are listed or traded, unless such action is approved by the Company’s stockholders: (1) no outstanding Stock Appreciation Right granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Stock Appreciation Right (other than adjustments pursuant to Section 3.2(c)(i) and (2) the Committee may not cancel any outstanding Stock Appreciation Right (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of Ordinary Shares and having an exercise price per share lower than the then-current exercise price per share of the cancelled Stock Appreciation Right.

5.7 Limited Stock Appreciation Rights. The Committee may, in its sole discretion, grant Stock Appreciation Rights either as a general Stock Appreciation Right or as a Limited Stock Appreciation Right. Limited Stock Appreciation Rights may be exercised only upon the occurrence of a Change in Control or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter. Upon the exercise of Limited Stock Appreciation Rights, except as otherwise provided in an Award Agreement, the Participant shall receive in cash and/or Ordinary Shares, as determined by the Committee, an amount equal to the amount set forth in Section 5.5.

5.8 Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Stock Appreciation Right on a cashless basis on the last day of the term of such Stock Appreciation Right if the Participant has failed to exercise the Stock Appreciation Right as of such date, with respect to which the Fair Market Value of the Ordinary Shares underlying the Stock Appreciation Right exceed the exercise price of such Stock Appreciation Right on the date of expiration of such Stock Appreciation Right, subject to Section 12.4. Stock Appreciation Rights may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

ARTICLE VI

RESTRICTED SECURITIES

6.1 Restricted Securities. The Committee shall have the right and power to grant to any Participant, at any time prior to the termination of this Plan, Restricted Securities in such quantity, at such price, on such terms and subject to such conditions that are consistent with this Plan and established by the Committee. Restricted Securities granted under this Plan shall be in the form described in this Article VI, or in such other form or forms as the Committee may determine, and shall be subject to such additional terms and conditions and evidenced by Award Agreements, as shall be determined from time to time by the Committee. Except as otherwise set forth in an Award Agreement, Restricted Securities shall be subject to all of the terms and conditions contained in this Plan.

6.2 Issuance of Restricted Securities. The Committee shall have the right and power to issue Restricted Securities to any Participant, at such prices as may be established by the Committee in its discretion, which prices, in respect of Ordinary Shares, shall not be less than the nominal values of such Ordinary Shares. The consideration for any such issue (if any) shall be cash, unless otherwise determined by the Committee.

6.3 Vesting of Restricted Securities.

(a) The Committee shall determine the terms and conditions upon which each Restricted Security vests, which may but need not include, without limitation, time vesting and/or performance vesting; provided, however, that in no event shall any Restricted Security granted to an employee of the Company or any of its Subsidiaries vest in fewer than three years (in the case of a time-vesting award), or one year (in the case of a performance-vesting award).

(b) Vesting on Change in Control. Unless otherwise specified in an Award Agreement, in the event of a Change in Control, if a Participant is terminated without Cause within 24 months thereafter, all of such Participant’s Restricted Securities shall be considered 100% vested.

6.4 Restricted Security Certificates. If the Restricted Securities are to be certificated under the terms of the Company’s organizational documents, unless otherwise specified in an Award Agreement, the Company shall issue, in the name of each Participant to whom Restricted Securities have been granted or sold, certificates representing the total number of Restricted Securities granted or sold to such Participant, as soon as reasonably practicable after such grant or sale. The Company shall hold such certificates for the Participant’s benefit, unless otherwise specified in an Award Agreement, until such Restricted Securities become freely transferable, at which time the Company shall deliver such certificates (free of all such transferability restrictions) to the Participant.

6.5 Expiration on Termination.

(a) Unless the Committee determines otherwise, if a Participant ceases to be employed by the Company and its Subsidiaries for any reason, then the portion of such Participant’s Restricted Securities that are not subject to vesting or that have not fully vested as of the Termination Date shall be forfeited at such time. The portion of a Participant’s Restricted Securities that have fully vested as of such Participant’s Termination Date shall be forfeited on the Termination Date only if such Participant’s employment is terminated with Cause.

(b) Reimbursement of Consideration. In the instance that the Participant paid any consideration to the Company in connection with the issuance of any portion of the Participant’s Restricted Securities and if any of such Restricted Securities are forfeited pursuant to Section 6.5(a), unless otherwise specified in an Award Agreement, the Company shall reimburse the Participant for the lesser of (i) the amount of consideration paid for the forfeited Restricted Securities and (ii) the Fair Market Value of the forfeited Restricted Securities on the Termination Date.

(c) Rights of a Participant. Unless the Committee determines otherwise, any Participant who holds Restricted Securities shall have the right to receive dividends and distributions, if any are declared, with respect to such Restricted Securities; provided, however, that any dividends or distributions in respect of unvested Restricted Securities will be withheld by the Company and will be delivered to the Participant only to the extent and at such time as such Restricted Securities become fully vested. Any Securities received by a Participant as a result of any such dividends or distributions shall be considered Restricted Securities and shall be subject to all of the restrictions contained in the Plan (including Section 6.4).

ARTICLE VII

PERFORMANCE AWARDS

7.1 Performance Awards. The Committee shall have the right and power to grant to any Participant, at any time prior to the termination of this Plan, Performance Awards. The Committee may grant Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, as well as Performance Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code. If the Performance Award is payable in shares of Award Securities, such shares shall be transferable to the Participant only upon attainment of the relevant Performance Goal in accordance with Article VII. If the Performance Award is payable in cash, it may be paid upon the attainment of the relevant Performance Goals either in cash or in shares of Award Securities (based on the then current Fair Market Value of such shares), as determined by the Committee, in its sole and absolute discretion. Performance Awards granted under this Plan shall be in the form described in this Article VII, or in such other form or forms as the Committee may determine, and shall be subject to such additional terms and conditions and evidenced by Award Agreements, as shall be determined from time to time by the Committee. With respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall condition the right to payment of any Performance Award upon the attainment of objective Performance Goals established pursuant to Section 7.2(c).

7.2 Terms and Conditions. Performance Awards awarded pursuant to this Article VII shall be subject to the following terms and conditions:

(a) Earning of Performance Award. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the Performance Goals established pursuant to Section 7.2(c) are achieved and the percentage of each Performance Award that has been earned.

(b) Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, Performance Awards may not be Transferred during the Performance Period.

(c) Objective Performance Goals, Formulae or Standards. With respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall establish the objective Performance Goals for the earning of Performance Awards based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent that any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect, with respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(d) Dividends. Unless the Committee determines otherwise at the time of the Award, amounts equal to dividends declared during the Performance Period with respect to the number of Ordinary Shares covered by a Performance Award will not be paid to the Participant.

(e) Payment. Following the Committee’s determination in accordance with Section 7.2(a), the Company shall settle Performance Awards, in such form (including, without limitation, in Award Securities or in cash) as determined by the Committee, in an amount equal to such Participant’s earned Performance Awards. Notwithstanding the foregoing, the Committee may, in its sole discretion, award an amount less than the earned Performance Awards and/or subject the payment of all or part of any Performance Award to additional vesting, forfeiture and deferral conditions as it deems appropriate.

(f) Termination. Unless otherwise specified in an Award Agreement, if a Participant ceases to be employed by the Company and its Subsidiaries for any reason, then any unvested Performance Award will be forfeited.

(g) Vesting. Vesting of any Performance Award shall be determined by the Committee. Based on service, performance and/or such other factors or criteria, if any, as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Performance Award.

ARTICLE VIII

OTHER STOCK-BASED AND CASH-BASED AWARDS

8.1 Other Stock-Based Awards.

(a) The Committee shall have the right and power to grant to any Participant, at any time prior to the termination of this Plan, Other Stock Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Ordinary Shares, including but not limited to, Award Securities awarded purely as a bonus and not subject to restrictions or conditions, Award Securities in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock equivalent units, restricted stock units, and Awards valued by reference to book value of Ordinary Shares. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

(b) Subject to the provisions of the Plan, the Committee shall have authority to determine the Participants, to whom, and the time or times at which, such Awards shall be made, the number of Award Securities to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Award Securities under such Awards upon the completion of a specified Performance Period.

(c) The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Goals as the Committee may determine, in its sole discretion; provided that to the extent that such Other Stock-Based Awards are intended to comply with Section 162(m) of the Code, the Committee shall establish the objective Performance Goals for the grant or vesting of such Other Stock-Based Awards based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent that any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect, with respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

8.2 Terms and Conditions. Other Stock-Based Awards made pursuant to this Article VIII shall be subject to the following terms and conditions:

(a) Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, Award Securities subject to Awards made under this Article VIII may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b) Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award Agreement and the Plan, the recipient of an Award under this Article VIII shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of Ordinary Shares covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion.

(c) Vesting. Any Award under this Article VIII and any Award Securities covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

(d) Price. Award Securities issued on a bonus basis under this Article VIII may be issued for no cash consideration. Award Securities purchased pursuant to a purchase right awarded under this Article VIII shall be priced, as determined by the Committee in its sole discretion.

8.3 Other Cash-Based Awards. The Committee may from time to time grant Other Cash-Based Awards to Participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as it shall determine in its sole discretion. Other Cash-Based Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time in its sole discretion. The grant of an Other Cash-Based Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder.

ARTICLE IX

LISTING, REGISTRATION AND QUALIFICATION

9.1 Compliance with Laws. Each Award shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the securities subject to such Award upon any securities exchange or under any state or federal securities or other law or regulation or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of such Award or the issue or purchase of securities thereunder, no such Award may be exercised or paid in Ordinary Shares in whole or in part unless such listing, registration, qualification, consent or approval (a “Required Listing”) shall have been effected or obtained and the holder of the Award will supply the Company with such certificates, representations and information as the Company shall request which are reasonably necessary or desirable in order for the Company to obtain such Required Listing, and shall otherwise cooperate with the Company in obtaining such Required Listing. In the case of officers and other Persons subject to Section 16(b) of the 1934 Act, or any similar securities law applicable outside of the United States, the Committee may at any time impose any limitations upon the exercise of an Award which, in the Committee’s discretion, are necessary or desirable in order to comply with Section 16(b) of the 1934 Act and the rules and regulations thereunder and any similar securities law applicable outside of the United States.

ARTICLE X

TRANSFERABILITY

10.1 Unless the Committee determines otherwise, no Award granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution; provided that, in the case of Restricted Securities granted under the Plan, such Restricted Securities shall be freely transferable following the time at which such restrictions shall have lapsed with respect to such Restricted Securities. Any attempted Transfer of an Award which is not specifically permitted under the Plan shall be null and void. Unless the Committee determines otherwise, an Award may be exercised only by the Participant to which it was granted; by his or her executor or administrator, the executor or administrator of the estate of any of the foregoing, or any Person to whom the Award is transferred by will or the laws of descent and distribution; or by his or her guardian or legal representative; or the guardian or legal representative of any of the foregoing; provided that Incentive Stock Options may be exercised by any guardian or legal representative only if permitted by the Code and any regulations thereunder. All provisions of this Plan and any applicable Award Agreement shall in any event continue to apply to any Award granted under the Plan (or any Award Securities received in respect of an Award) and transferred as permitted by this Article X, and any transferee of any such Award (or Award Securities) shall be bound by all provisions of this Plan and any applicable Award Agreement as and to the same extent as the applicable original grantee.

ARTICLE XI

DETRIMENTAL ACTIVITY

11.1 Unless the Committee determines otherwise, (i) in the event that a Participant engages in Detrimental Activity prior to any exercise, distribution or settlement of any Award,

such Award shall thereupon terminate and expire, (ii) in the event that a Participant resigns at a time after engaging in Detrimental Activity, such resignation shall nonetheless be treated as a termination with Cause for all purposes hereunder, (iii) as a condition of the exercise, distribution or settlement of any Award, the Committee may, at its sole discretion, require the Participant to certify at the time of exercise, in a manner acceptable to the Company, that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in any Detrimental Activity, and (iv) in the event that the Participant engages in Detrimental Activity during the one-year period commencing on the date of exercise, distribution or settlement of an Award, whether or not such Person continues to be employed by the Company, the Company shall be entitled to recover from such Participant at any time within one year after such exercise, settlement, or distribution, and the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise, distribution or settlement (whether at the time of exercise, distribution or settlement or thereafter). The foregoing provisions described in this Article XI shall terminate upon a Change in Control.

ARTICLE XII

OTHER PROVISIONS

12.1 Indemnification. No member of the Board, including members of the Committee, nor any Person to whom ministerial duties have been delegated, shall be Personally liable for any action, interpretation or determination made with respect to the Plan or Awards made thereunder, and each member of the Board shall be fully indemnified and protected by the Company with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Company’s Articles of Association, as amended from time to time, or under any agreement between any such member and the Company.

12.2 Termination and Amendment.

(a) Amendment and Termination of the Plan. Except as otherwise provided in an Award Agreement, the Board, without approval of the stockholders, may amend, modify or terminate the Plan, except that no amendment shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required by applicable law or regulations, including if required for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any successor thereto, under the provisions of Section 409A of the Code or any successor thereto, under the provisions of Section 422 of the Code or any successor thereto, or by any listing requirement of the principal stock exchange on which the Ordinary Shares are then listed.

(b) Amendment or Substitution of Grants under the Plan. The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate including, but not limited to, acceleration of the date of exercise of any Award and/or payments thereunder or of the date of lapse of restrictions on Award Securities (but, in the case of an Award that is or would be treated as “deferred compensation” for purposes of Section 409A of the Code, only to the extent permitted by guidance issued under Section 409A of the Code without resulting in the excise tax thereunder); provided that, except as otherwise provided in Section 12.2 or in an Award

Agreement, no such amendment shall adversely affect in a material manner any right of a Participant under the Award without his or her written consent, and further provided that the Committee shall not reduce the exercise price of any Options or Stock Appreciation Rights awarded under the Plan without stockholder approval. The Committee may, in its discretion, permit holders of Awards under the Plan to surrender outstanding Awards in order to exercise or realize rights under other Awards, or in exchange for new Awards, or require holders of Awards to surrender outstanding Awards as a condition precedent to the receipt of new Awards under the Plan, but only if such surrender, exercise, realization, exchange or Award (a) is not treated as a payment of, and does not cause a Award to be treated as, deferred compensation for the purposes of Section 409A of the Code or (b) is permitted under guidance issued pursuant to Section 409A of the Code without resulting in the excise tax thereunder.

12.3 Taxes.

(a) The Company shall have the right to require Participants or their beneficiaries or legal representatives to remit to the Company an amount sufficient to satisfy his or her minimum federal, state, local and foreign withholding tax requirements, or to deduct from all payments under the Plan amounts sufficient to satisfy such minimum withholding tax requirements. Whenever payments under the Plan are to be made to a Participant in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state, local and foreign withholding tax requirements.

(b) The Committee may, in its discretion permit a Participant to satisfy his or her tax withholding obligation either by (i) surrendering Award Securities owned by the Participant or (ii) having the Company withhold from Award Securities otherwise deliverable to such Participant. Award Securities surrendered or withheld shall be valued at Fair Market Value as of the date on which income is required to be recognized for income tax purposes. Once a Participant surrenders or has withheld Award Securities hereunder, such action shall be irrevocable. Any deliver of Award Securities under this Section 12.3 shall be subject to the conditions and pursuant to the procedures of Section 4.6(b).

12.4 Withholding. In a situation where, if a Participant were to receive Restricted Securities or other Award Securities through exercise of an Option or other Award, the Company or any of its Affiliates (or a former Affiliate) would be obliged to (or would suffer a disadvantage if it were not to) account for any tax or social security contributions in any jurisdiction for which that Person would be liable by virtue of the receipt of Award Securities or which would be recoverable from that Person (together, the “Tax Liability”), the Restricted Securities may not be issued nor the Options or other Awards exercised unless that Person has either (i) made a payment to the Company or any of its Affiliates (or a former Affiliate) of an amount at least equal to the Company’s estimate of the Tax Liability, or (ii) entered into arrangements acceptable to the Company or any of its Affiliates (or a former Affiliate) to secure that such a payment is made (whether by authorizing the sale of some or all of the Restricted Securities and/or other Award Securities, as applicable, on his or her behalf and the payment to the Company or any of its Affiliates (or a former Affiliate) of the relevant amount out of the proceeds of sale or otherwise).

12.5 Section 409A of the Code.

(a) The Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company. In no event shall the Company, the Board, or any of their respective Affiliates be liable to any Participant or any other Person for any cost, expense, tax, liability or other detriment imposed on a Participant or any other Person under Section 409A of the Code related to such Participant’s acceptance of any Award or participation in the transactions contemplated by the Plan. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of his or her separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the payment date that immediately follows the end of such six month period or as soon as administratively practicable thereafter.

(b) Except as otherwise provided in an Award Agreement, notwithstanding any of the foregoing provisions of the Plan, and in addition to the powers of amendment set forth in Sections 12.1 and 12.2 hereof, the provisions hereof and the provisions of any Award made hereunder may be amended unilaterally by the Company from time to time to the extent necessary (and only to the extent necessary) to prevent the implementation, application or existence (as the case may be) of any such provision from (i) requiring the inclusion of any compensation deferred pursuant to the provisions of the Plan (or an award thereunder) in a Participant’s gross income pursuant to Section 409A of the Code, and the regulations issued thereunder from time to time and/or (ii) inadvertently causing any award hereunder to be treated as providing for the deferral of compensation pursuant to such Code section and regulations.

12.6 Section 162(m) Transition. The Plan was adopted by the Board and approved by the Company’s stockholders, both of which occurred prior to the Initial Public Offering. The Plan is intended to constitute a plan described in Treasury Regulation Section 1.162-27(f)(1), pursuant to which the deduction limits under Section 162(m) of the Code do not apply during the applicable reliance period. The reliance period shall end on the earliest to occur of the following: (i) the date of the first meeting of stockholders of the Company at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Initial Public Offering occurs; (ii) the date the Plan is materially amended for purposes of

Treasury Regulation Section 1.162-27(h)(1)(iii); or (iii) the date all Ordinary Shares available for issuance have been allocated.

12.7 Participant Compliance.

(a) In connection with the subscription to or exercise of any Award, and/or the transfer of any Award Security, Participant shall comply with (i) all applicable securities laws, including, to the extent applicable, the Securities Act, the 1934 Act and the Dutch Financial Supervision Act, and the rules and regulations promulgated thereunder and (ii) to the extent applicable to such Participant, the insider trading and disclosure policies or procedures of the Company as in effect from time to time, including, without limitation, policies regarding compliance with Section 16 of the 1934 Act and Section 5:65 of the Dutch Financial Supervision Act.

(b) In connection with the subscription to or exercise of any Award, Participant shall execute such documents necessary for the Company to perfect exemptions from registration under any applicable federal and state securities laws in the United States and elsewhere as the Company may reasonably request.

12.8 Data Protection. By participating in the Plan or accepting any rights granted under it, each Participant consents to the collection and processing of Personal data relating to the Participant so that the Company and its Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and securities offered or received, purchased or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Options were granted) about the Participant and his participation in the Plan.

12.9 Notices. Notices required or permitted to be made under the Plan shall be in writing and shall be deemed given, delivered and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile prior to 5:00 p.m. (New York time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile later than 5:00 p.m. (New York time) on any business day and earlier than 11:59 p.m. (New York time) on the day preceding the next business day, (iii) one (1) business day after when sent, if sent by nationally recognized overnight courier service (charges prepaid), and (iv) actual receipt by the Person to whom such notice is required to be given. All notices shall be addressed (a) to a Participant at such Participant’s address as set forth in the books and records of the Company and its Subsidiaries, or (b) to the Company or the Committee at the principal office of the Company clearly marked “Attention: Compensation Committee”.

12.10 Severability. Whenever possible, each provision of this Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Plan shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

12.11 Prior Agreements. No provision of any employment, severance, incentive award, or other similar agreement entered into by a Participant, on the one hand, and any Subsidiary of the Company, on the other hand, prior to the Effective Date shall modify or have any effect in any manner on any provision of this Plan or any term or condition of any Award Agreement to which such Participant is a party. Without limiting the generality of the foregoing, any provision in any such agreement that purports to apply in any manner to options, security, equity-based awards or the like shall not apply to or have any effect on any Awards under the Plan.

12.12 Governing Law and Forum; Waiver of Jury Trial. The Plan shall be construed and interpreted in accordance with the laws of the State of New York, United States. Each Participant who accepts an Award thereby agrees that any suit, action or proceeding brought by or against such Participant in connection with this Plan shall be brought solely in the state and federal courts sitting in the State of New York, County of New York, United States, and each Participant consents to the jurisdiction and venue of each such court. EACH PARTICIPANT WHO ACCEPTS AN AWARD IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF HIS OR HER RIGHTS OR OBLIGATIONS HEREUNDER.

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EXHIBIT A

PERFORMANCE GOALS

To the extent permitted under Section 162(m) of the Code, performance goals established for purposes of Awards intended to be “performance-based compensation” under Section 162(m) of the Code, shall be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in one or more of the following performance goals:

•	earnings per share;
•	operating income;
•	gross income;
•	net income (before or after taxes);
•	cash flow;
•	gross profit;
•	gross profit return on investment;
•	gross margin return on investment;
•	gross margin;
•	operating margin;
•	working capital;
•	earnings before interest and taxes;
•	earnings before interest, tax, depreciation and amortization;
•	return on equity;
•	return on assets;
•	return on capital;
•	return on invested capital;
•	net revenues;
•	gross revenues;
•	revenue growth;
•	annual recurring revenues;
•	recurring revenues;
•	license revenues;
•	sales or market share;
•	total shareholder return;
•	economic value added;
•

specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion;

•	the fair market value of the a share of Common Stock;
•	the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; or
•	reduction in operating expenses.

With respect to Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, to the extent permitted under Section 162(m) of the Code, the Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence that the Committee determines should be appropriately excluded or adjusted, including:

(a) restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges as described in Accounting Principles Board Opinion No. 30 and/or management’s discussion and analysis of financial condition and results of operations appearing or incorporated by reference in the Company’s Form 10-K for the applicable year;

(b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or

(c) a change in tax law or accounting standards required by generally accepted accounting principles.

Performance goals may also be based upon individual Participant performance goals, as determined by the Committee, in its sole discretion. In addition, Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code may be based on the performance goals set forth herein or on such other performance goals as determined by the Committee in its sole discretion.

In addition, such performance goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit, administrative department or product category of the Company) performance under one or more of the measures described above relative to the performance of other corporations. With respect to Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, to the extent permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may also designate additional business criteria on which the performance goals may be based.